SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ELJER INDUSTRIES INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/24/96           20,000-           23.5742
                                12/23/96           10,000-           23.5742
          GAMCO INVESTORS, INC.
                                12/24/96            2,200            23.6250
                                12/24/96           17,200-           23.6250
                                12/23/96           32,700-           23.6250
                                12/18/96            5,000-           23.6250
                                12/18/96            5,000            23.6250
                                12/17/96           28,000-           23.6250
                                12/17/96           30,000-             *DO






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

                                                            Page 29 of 29